EXHIBIT 10.1
Christianson & Associates, PLLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
May 12, 2006
To the Board of Directors
MinnErgy, LLC
Winona, Minnesota
This letter is to confirm our understanding of the terms and objectives of our engagement and the nature and limitations of the services we will provide.
We will compile, in accordance with attestation standards established by the American Institute of Certified Public Accountants, from information management provides, the forecasted balance sheets and related statements of operations, and cash flows, and summaries of significant assumptions and accounting policies for the first five years of operations and the years then ending. We will not express any form of assurance on the achievability of the forecast or reasonableness of the underlying assumptions.
A compilation of the financial forecast assembling the forecast based on management’s assumptions and performing certain other procedures with respect to the forecast without evaluating the support for, or expressing an opinion or any form of assurance on, the assumptions underlying it.
If, for any reason, we are unable to complete our compilation of your financial forecast, we will not submit the forecast or issue a report as a result of this engagement.
A financial forecast presents, to the best of management’s knowledge and belief, the Company’s expected financial position, results of operation, and cash flows for the forecasted period. It is based on management’s assumptions reflecting conditions it expects to exist and the course of action it expects to take during the forecast period.
Management is responsible for representations about its plans and expectations and for disclosure of significant information that might affect the ultimate realization of the forecasted results.
There will usually be differences between the forecasted and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Our report will contain a statement to that effect.
We have no responsibility to update our report for events and circumstances occurring after the date of our report.
At the conclusion of the engagement, management agrees to supply us with a representation letter, which, among other things, will confirm management’s responsibility for the underlying assumptions and the appropriateness of the financial forecast and its presentation.
In order for us to complete this engagement, management must provide assumptions that are appropriate for the forecast. If the assumptions provided are inappropriate and have not been revised to our satisfaction, we will be unable to complete the engagement and, accordingly, we will not submit the forecast or issue a report on it.
Management is responsible for management decisions and functions, and for designating a competent employee to oversee any preparation assistance we provide. Management is responsible for evaluating adequacy and results of the services performed and accepting responsibility from such services. Management is responsible for establishing and maintaining internal controls, including monitoring ongoing activities.
If management intends to reproduce and publish the forecast and our report thereon, they must be reproduces in their entirety, and both the first and subsequent corrected drafts of the document containing the forecast and any accompanying material must be submitted to us for approval.
We estimate that our fees to be $20,000 — $25,000 for the forecasted financial statements.
We appreciate the opportunity to be of service to you and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let me know. If you agree with the terms of our engagement as described in this letter, please sign this letter to confirm your understanding and return it to us.
Sincerely,
/s/ Christianson & Associates, PLLP
Christianson & Associates, PLLP
RESPONSE:
This letter correctly sets forth the understanding of MinnErgy, LLC
Officer’s signature: /s/ Daniel H. Arnold
Title: Chairman
Date 5/25/06